Exhibit 99.1

CONFIDENTIAL SEPARATION AGREEMENT AND GENERAL RELEASE

Confidential Separation Agreement and General Release (“Agreement”) made as of this 9th day of May, 2011 by and between Centerline Capital Group Inc., a Delaware corporation (“Centerline”), and Andrew J. Weil.

WHEREAS;

A.         Mr. Weil was employed by Centerline as Executive Managing Director of Affordable Housing and as an officer and director of various Centerline affiliates.

B.         Centerline and Mr. Weil have agreed that his services as Executive Managing Director are no longer required by Centerline and Mr. Weil has agreed to a termination of his employment with Centerline on the terms and conditions set forth herein and to resign as an officer of Centerline and any and all of Centerline’s parents, subsidiaries, affiliates and any other entities organized in connection with, or related to, Centerline or its affiliates in the business of organizing entities which offer interests to investors (collectively, the “Company Group”).

1.         Last Day of Employment.  Mr. Weil’s last day of employment with Centerline was March 5, 2011 (the “Separation Date”). Mr. Weil agrees that except as expressly set forth herein, he shall not be entitled to any payment or benefit from Centerline subsequent to the Separation Date.

2.         Separation Benefits.  In exchange for Mr. Weil’s execution of this Agreement and continued compliance with his obligations under Paragraphs 3, 5-8, 10, and 11 below, and provided he does not exercise his revocation right under Section 22, below, Centerline will provide Mr. Weil with the benefits set forth in subsections (a) and (b), below (together, the “Separation Benefits”), to which he is not otherwise entitled.

(a)           Centerline shall pay Mr. Weil $531,693 within ten (10) days of the expiration of the revocation period described in Section 22, below;

Mr. Weil acknowledges that no payment for any bonus or wages for any prior period are due him other than unpaid base wages through the Separation Date;

(b)           Mr. Weil (and his spouse and eligible dependents) shall be entitled to continue to participate in Centerline’s medical, dental and vision plans on the same terms and conditions as active executives of Centerline for the period determined by COBRA regulations and in exchange for Mr. Weil’s execution of this Agreement and provided he does not exercise his revocation right under Section 22 below, Centerline shall pay the full cost of coverage for the first twelve (12) months of the COBRA period. Mr. Weil’s right to coverage pursuant to this Section 2(b) shall lapse if Mr. Weil becomes a participant in a comparable medical, dental and vision plan offered by a subsequent employer.

(c)           In exchange for Mr. Weil’s execution of this Agreement and provided he does not exercise his revocation right under Section 22 below, Centerline shall reimburse Mr. Weil for his legal fees and costs (and related disbursements), not to exceed $8,000, incurred in connection with all matters relating to the negotiation and/or execution of the releases, employment terms and all other matters covered by this Agreement.

(d)           Mr. Weil shall promptly, but no later than thirty (30) days after the Separation Date, submit to Centerline all amounts which may be due him from Centerline as reimbursable expenses for payment in accordance with Centerline’s expense reimbursement policy.  Centerline shall reimburse Mr. Weil for such expenses no later than thirty (30) days after submission.

3.         Resignations. As of the Separation Date, Mr. Weil shall resign as a trustee, director, and officer of the entities set forth on Schedule A to his resignation letter, the form of which is attached hereto as Exhibit A. Mr. Weil shall sign the resignation letter attached as Exhibit A upon his execution of this Agreement. In the event that it becomes evident to Centerline at any time after the Separation Date that there are additional Company Group entities that are subsidiaries of Centerline in which Mr. Weil holds a position as trustee, director or officer, Centerline will so notify Mr. Weil in writing and request his written resignation within five (5) business days of delivery of such written notice. In the event Mr. Weil does not respond within such five-day period, Mr. Weil agrees that the Attorney-in-Fact (as defined below) may execute any such resignation letter on his behalf in accordance with Section 9 hereof.

4.         Release of Claims. Mr. Weil agrees for himself, his heirs, executors, administrators, assigns and agents to fully, finally and forever release Centerline and any and all of its subsidiaries, affiliates or related business entities (including, without limitation, Centerline Holding Company, Centerline Financial Holdings LLC and Centerline Financial LLC), and each of said entities’ parents, subsidiaries, affiliates, and their successors and assigns, and, to the extent acting on behalf of said entities, each of such entities’ current and former employees, officers, directors, owners, shareholders, representatives, administrators, fiduciaries, agents, insurers, and employee benefit programs (and the trustees, administrators, fiduciaries and insurers of any such programs) (collectively, the “Released Parties”) from any and all claims, actions, causes of actions, suits and demands whatsoever, known or unknown, asserted or unasserted, at law or at equity, in any and all forums that he, his heirs, executors, administrators and assigns have, had, or may have including, but not limited to, any and all rights under the Age Discrimination in Employment Act (“ADEA”), Title VII of the Civil Rights Act of 1964, the Americans With Disabilities Act, the Employee Retirement Income Security Act of 1974, the Family and Medical Leave Act of 1993, the New York State Human Rights Law, the New York City Human Rights Law, the New York Labor Law, and any other federal, state or local laws, statutes or regulations, as well as any claim of breach of any express or implied contract, wrongful or abusive discharge or employment discrimination whether based on federal, state or local law or judicial or administrative decision, claims for additional wages or compensation or severance pay of any nature, claims for attorneys’ fees, and any and all claims arising out of his employment with the Employer.  This release shall not prevent Mr. Weil from enforcing this Agreement or release claims against the Released Parties for indemnification and/or advancement available as of the Separation Date to similarly situated Centerline officers.

5.         Weil Interests. As of the Separation Date, Mr. Weil shall withdraw as a member of and transfer his interest in the following entities to the other members/shareholders of such entities: (i) Centerline GP Holdings LLC (ii) Centerline GP Dispositions LLC. and (iii) 111 Pine Avenue Court Corp. In connection with such withdrawal and transfer Mr. Weil shall execute and deliver those documents and instruments attached hereto as Exhibits B, C and D. Centerline shall indemnify and hold Mr. Weil harmless from any and all claims by third parties (including all costs and expenses) arising out of or relating to these interests, except claims arising from his fraud, gross negligence or willful misconduct.  The Company Group entities, as applicable, shall provide to Mr. Weil, in a timely manner, all information necessary for him to satisfy his tax reporting obligations with respect to his current and former member, partner or shareholder interests in the Company Group entities, as applicable.

6.         Business Materials. All written materials, records and documents made by Mr. Weil or coming into his possession concerning the business or affairs of the Company Group shall be the sole property of Centerline and Mr. Weil has returned the same to Centerline and shall retain no copies in any form or media, except as expressly permitted by Centerline; provided, however, it is understood that Mr. Weil shall be entitled to retain all personal files.

7.         Office Equipment. From and after the Separation Date, Centerline shall not pay for Mr. Weil’s Blackberry device or any other wireless services; provided, however, Mr. Weil shall, subject to Section 6 above, be entitled to retain his Blackberry device and telephone number.

8.         Cooperation.

(a)           Mr. Weil agrees that he will cooperate in providing the Company Group with information and other assistance relating to the Company Group’s businesses conducted prior to the Separation Date, and that he will be reasonably available during business hours to provide such cooperation.

(b)           Mr. Weil agrees that he will assist and cooperate with the Company Group in connection with the defense or prosecution of any claim that may be made against or by the Company Group, or in connection with any ongoing or future investigation or dispute or claim of any kind involving the Company Group, including any proceeding before any arbitral, administrative, judicial, legislative, or other body or agency, including testifying in any proceeding to the extent such claims, investigations or proceedings are related to knowledge possessed by him, or any act or omission by him. Centerline shall reimburse Mr. Weil for all reasonable expenses actually incurred in connection with his provision of testimony or assistance.

(c)           Mr. Weil agrees promptly to perform such acts and deeds, and to execute and deliver such conveyances, assignments, proxies, consents, agreements, instruments, HUD 2530 forms or letters of resignation, as the Company Group may at any time reasonably request in writing in connection with the implementation of this Agreement or in order to better assure and confirm unto the parties hereto their respective rights, powers and remedies hereunder, or in connection with the management transition resulting from his resignation, including, but not limited to the execution of any documents reasonably requested by any lender, partner or affiliate of the Company Group (the “Documentation”).

(d)           Unless Centerline in good faith determines for a particular matter that cooperation or assistance with Mr. Weil would be inconsistent with its obligations to its shareholders or other fiduciary duties, Centerline will assist and cooperate with Mr. Weil in connection with the defense of any claim that may be brought against him, or in connection with any investigation or dispute or claim of any kind involving his work for Centerline and/or its affiliates, including any proceeding before any arbitral, administrative, judicial, legislative, or other body or agency, including, without limitation, providing Mr. Weil with access to relevant non-privileged documents in the possession of Centerline. Under no circumstances shall such cooperation or assistance require Centerline and/or any of its affiliates to disclose any privileged communication.

9.         Power of Attorney. If, for any reason or no reason, Mr. Weil shall fail to execute any Documentation (exclusive of any Federal, state or local filings) within five (5) business days following delivery of a written request therefor, Mr. Weil hereby makes and appoints the senior in house counsel of Centerline, as his attorney-in-fact (“Attorney-in-Fact”) to act in his name, place and stead for the purpose of making, executing and delivering the Documentation (exclusive of any Federal, state or local filings), and, without limiting the foregoing, for the purpose of making, executing and delivering all documents and doing such lawful things which the Attorney-in-Fact deems necessary to (i) effect the resignation of Mr. Weil as a trustee, director or officer of any entity related to the Company Group; (ii) take any further ministerial actions as may be necessary to effect the foregoing. This power is coupled with an interest, is irrevocable, and all powers conferred upon the Attorney-in-Fact herein above shall remain at all times in full force and effect, notwithstanding Mr. Weil’s incapacity, disability, death, or any uncertainty with regard thereto. Mr. Weil hereby consents and agrees that any third party shall be entitled to accept the provisions hereof as conclusive evidence of the right of the Attorney-in-Fact to execute and deliver the Documentation and to effect any other action pursuant to the provisions hereof, notwithstanding any other notice or direction to the contrary heretofore or hereafter given by or on behalf of Mr. Weil. Upon exercise of this power of attorney, the Attorney-in-Fact will deliver written notice to Mr. Weil, including a copy of the executed Documentation.

10.       Covenant Not to Disclose. Mr. Weil acknowledges and agrees that, by virtue of the performance of the normal duties of his position with Centerline and by virtue of the relationship of trust and confidence between Mr. Weil and Centerline, Centerline has permitted Mr. Weil to have access to and Mr. Weil has become familiar with, acquired knowledge of and developed or maintained the Company Group’s Confidential Information (as defined below), which Mr. Weil recognizes permits the Company Group to enjoy a competitive advantage and the premature disclosure of which would irreparably injure the Company Group. Mr. Weil covenants and agrees that he will not, at any time, directly or indirectly use, disclose (in any manner, including transmitting via or posting on the Internet), reproduce, distribute, reverse engineer or otherwise provide, in whole or in part, to or on behalf of any person (other than the Company Group) or use for his own account, any data or knowledge of operations of the Company Group which are proprietary in nature and/or confidential, whether in writing, in computer or other form or conveyed orally, including but not limited to confidential or proprietary records, data, trade secrets, pricing policies, bid amounts, bid strategies, rate structures, personnel policies, methods or practices of obtaining or doing business by the Company Group, or any other confidential or proprietary information whatsoever (the “Confidential Information”), whether or not obtained with the knowledge and permission of Centerline and whether or not developed, devised or otherwise created in whole or in part by the efforts of Mr. Weil; provided, however, that Confidential Information shall not be deemed to include any information that (i) is or hereafter becomes generally available to the public other than through disclosure by Mr. Weil, or (ii) is rightfully received by Mr. Weil following the Separation Date from a third party who Mr. Weil has no reason to believe is under a confidentiality agreement with Centerline. Mr. Weil further covenants and agrees that he shall retain all such knowledge and information which he has acquired or developed respecting such Confidential Information in trust for the sole benefit of the Company Group and its successors and assigns. Mr. Weil shall not, without the prior written consent of Centerline, unless compelled pursuant to the order of a court or other governmental or legal body having jurisdiction over such matter, communicate or divulge any such Confidential Information to anyone other than Centerline and those designated by it. In the event Mr. Weil is compelled by order of a court or other governmental or legal body to communicate or divulge any Confidential Information to anyone other than Centerline and those designated by it, Mr. Weil shall promptly notify Centerline of any such order and shall cooperate fully with Centerline (and the owner of such Confidential Information) in protecting such information to the extent possible under applicable law; provided, that such Confidential Information may be disclosed if Mr. Weil is advised by counsel that failure to disclose would subject him to risk of penalty or fine. Nothing herein shall prohibit Mr. Weil from discussing any matters with his attorney for the purposes of seeking legal advice, provided that Mr. Weil notifies his attorney of his obligation under this Section 10.

11.       Non-Interference Covenant. To protect Centerline’s legitimate business interests, including Centerline’s Confidential Information and business relationships, Mr. Weil covenants and agrees that he will not, for a period of one (1) year, commencing on March 1, 2011, directly or indirectly, for whatever reason, whether for his own account or for the account of any other person, firm, company or other organization: (i) solicit for employment, hire, assist others to solicit for employment or hire, or otherwise deal with in a manner which interferes with the Company Group’s relationship with any person or entity who is (A) at the time of such action an employee, officer or director of the Company Group or who constitutes a bona fide prospective employee, officer, trustee or director of the Company Group or (B) at any time during the six (6) month period preceding such action was an employee, officer or director of the Company Group, if such action is taken with respect to a business that competes with the Company Group; provided, however, Mr. Weil will not be deemed to be in violation of this clause (i) if an employee of the Company Group is hired by Mr. Weil’s future employers, provided that Mr. Weil either obtained the prior written consent of Centerline to take such action or did not otherwise violate this provision, (ii) interfere in any manner with any of the Company Group’s contracts or relationships with any investor, customer, client or supplier (of services or tangible or intangible property) of the Company Group, or any person or entity who is a bona fide prospective, investor customer, client or supplier of the Company Group; (iii) interfere with any existing or proposed contract or relationship between the Company Group and any other party or (iv) speak or write in any manner which is disparaging of the Company Group, its business practices, employees, officers, trustees or directors; provided that nothing in this Section 11 shall preclude Mr. Weil to make any disclosures required by applicable law, regulation or legal process. Similarly, no officer or director of the Company Group shall speak or write in any manner that is disparaging of Mr. Weil.  For the avoidance of doubt, nothing herein shall prevent Mr. Weil from soliciting the business of any current or prospective investor, customer, client or supplier of the Company Group.

12.       Remedies. It is expressly understood, acknowledged and agreed by Mr. Weil and Centerline that (i) the restrictions contained in Sections 10 and 11 of this Agreement represent a reasonable and necessary protection of the legitimate interests of Centerline and Mr. Weil (as applicable) and that the failure to observe and comply with the covenants and agreements in Sections 10 and 11 may cause irreparable harm to Centerline or Mr. Weil (as applicable); (ii) it is and will continue to be difficult to ascertain the nature, scope and extent of the harm; and (iii) a remedy at law for such failure may be inadequate. Accordingly, it is the intention of the parties that, in addition to any other rights and remedies which Centerline or Mr. Weil may have in the event of any breach of said Sections, Centerline and Mr. Weil may be entitled, and is expressly and irrevocably authorized by Mr. Weil and Centerline (as applicable), to demand and obtain specific performance, including without limitation temporary and permanent injunctive relief, and all other appropriate equitable relief against Mr. Weil or Centerline to enforce against Mr. Weil or Centerline (as applicable), or in order to prevent any breach or any threatened breach by Mr. Weil or Centerline, of the covenants and agreements contained in those Sections in any court of competent jurisdiction without the need to post any bond or undertaking. Any action, suit or other legal proceeding to resolve any matter arising as a result of a breach of the restrictions contained in Sections 10 or 11, may be commenced in any court of competent jurisdiction and the parties hereby consent to the jurisdiction of such a court.

13.       Indemnification. Notwithstanding anything contained in the Release of this Agreement, the Company Group shall indemnify Mr. Weil, defend and hold him harmless and provide him with the advancement of expenses arising in connection with his employment to the full extent that it does or is required to do so with respect to all other officers and directors of the Company Group, whether by operation of law or pursuant to the Company Group’s governing instruments.  Centerline shall continue to maintain for a period of six (6) years from the Separation Date a tail director and officers’ insurance policy covering Mr. Weil on the same basis as all other officers and directors as of such date.

14.       Governing Law. This Agreement shall be governed by the laws of the State of New York without regard to the conflicts of principles thereof.

15.       Amendment and Modification. This Agreement may be modified, amended or supplemented only by an instrument in writing signed by all of the parties hereto.

16.       Waiver of Compliance. Except as otherwise provided in this Agreement, any failure of any of the parties to comply with any obligation, covenant, agreement or condition herein may be waived by the party or parties entitled to the benefits thereof only by a written instrument signed by the party granting such waiver, but such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent other failure.

17.       Severability. The invalidity or unenforceability of any provision of this Agreement in any such jurisdiction shall not affect the validity, legality or enforceability of the remainder of this Agreement in such jurisdiction, or the validity, legality or enforceability of this Agreement, including any such provision, in any other jurisdiction, it being intended that all rights and obligations of the parties hereunder shall be enforceable to the fullest extent permitted by law. Upon such determination that any provision is invalid, illegal or incapable of being enforced, the parties hereto will negotiate in good faith to modify this Agreement so as to affect the original intentions of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby and thereby are fulfilled to the extent possible.

18.       Notices. All notices, Documents and other communications given or made pursuant hereto shall be in writing and delivered by hand or sent by registered or certified mail (postage prepaid, return receipt requested), facsimile or by nationally recognized overnight air courier service and shall be deemed to have been duly given or made as of the date delivered if delivered personally or by facsimile, or if mailed, on the third business day after mailing (on the first business day after mailing in the case of a nationally recognized overnight air courier service) to the parties at the following addresses:

If to Mr. Weil:

Andrew J. Weil
28 Country Club Way
Demarest, NJ  07627

with a copy to:

Schulte Roth & Zabel LLP
919 Third Avenue
New York, New York 10022
Attention:  Ronald E. Richman, Esq.

If to Centerline:

Centerline Holding Company
625 Madison Avenue
New York, New York 10022
Attention:  General Counsel

with a copy to:

Paul, Hastings, Janofsky & Walker LLP
75 East 55th Street
New York, New York 10022
Attention:  Michael Zuppone, Esq.

19.        Entire Agreement. This Agreement constitutes the entire agreement of the parties hereto with respect to the subject matter hereof, supersedes all prior agreements and undertakings, both written and oral, and may not be modified in any way except in writing by the parties hereto.

20.        Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

21.        Tax Withholding. Any compensation or benefits payable under this Agreement shall be subject to applicable federal, state and local withholding taxes. Mr. Weil agrees that (i) he shall bear sole responsibility for payment of any federal, state or local income or other taxes or related penalties associated with his receipt of any amounts pursuant to this Agreement and (ii) Centerline shall have no obligation to mitigate or hold Mr. Weil harmless from any such tax obligations. To the extent applicable, it is intended that this Agreement comply with the provisions of Section 409A of the Code.  This Agreement shall be interpreted and administered in a manner consistent with this intent.

22.        Review and Revocation Period.  Mr. Weil has twenty-one (21) days after receiving this Agreement to consider it, sign it, and return it to Centerline, although he may waive this time period by signing it sooner. After signing this Agreement, Mr. Weil has seven (7) days in which to revoke his release of claims under this Agreement. Mr. Weil understands that if he revokes his release of claims under this Agreement, he will not receive the Separation Benefits described in Section 2 of this Agreement, but all other terms of this Agreement, including Mr. Weil’s resignations under Paragraph 3 above, will remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto knowingly and voluntarily executed this Agreement as of the date set forth below:

Date:	May 9, 2011	Centerline Capital Group Inc.

		By:	/s/ Robert L. Levy
Robert L. Levy President
Date:	May 6, 2011	/s/ Andrew J. Weil
Andrew J. Weil